Exhibit 5(b)


Margaret G. Gill
Senior Vice President, Legal, External
  Affairs and Secretary
AirTouch Communications, Inc.
One California Street
San Francisco, California 94111



June 29, 1999


The Directors
Vodafone Group Public Limited Company
The Courtyard
2-4 London Road
Newbury, Berkshire
RG14 1JX, England

Ladies and Gentlemen:

Reference is made to the proposed offering of interests ("Interests") in the AirTouch Communications Retirement Plan (the "Plan") and to the offering through the Plan of ordinary shares of Vodafone Group Public Limited Company (the "Company") either directly or in the form of American Depositary Shares to employees of certain participating companies that have adopted the Plan, and certain other participants in the Plan.

I am familiar with the Form S-8 Registration Statement (the "Registration Statement") that the Company is filing with the Securities and Exchange Commission to register, among other things, Interests in the Plan.

I have examined such documents and made such other investigation as I have deemed necessary for the purpose of giving the opinion herein stated.

I am of the opinion that the Plan and the Interests therein have been duly authorized and approved and, when issued pursuant to the terms and conditions of the Plan, such Interests will be the valid and binding obligations of AirTouch Communications, Inc., a Delaware corporation.

The foregoing opinion is limited to the Federal laws of the United States and the Delaware General Corporation Law, and I am not expressing any opinion as to the effect of the laws of any other jurisdiction. I hereby consent to the use of the foregoing opinion as an exhibit to the Registration Statement. In giving such consent, I do not hereby admit I am in the category of person whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ MARGARET G. GILL
----------------------------------------
            Margaret G. Gill
 Senior Vice President, Legal, External
   Affairs and Secretary

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